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                             SUBSCRIPTION AGREEMENT


SUBSCRIPTION AGREEMENT (this "Agreement") made as of this ________ day of ________, 1995 among BlackRock Asset Investors, a Delaware business trust, with its principal offices at 345 Park Avenue, New York, New York 10154 (the "Trust"), BlackRock Financial Management L.P., a Delaware limited partnership with its principal offices at 345 Park Avenue, New York, New York 10154 (the "Advisor") and the undersigned, BlackRock Fund Investors III, a Delaware business trust (the "Subscriber").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Trust is authorized to issue an aggregate of up to 200,000,000 shares of beneficial interest, par value $.01 per share, of the Trust (the "Shares"), upon the terms and subject to the conditions hereinafter set forth, and the Subscriber desires to irrevocably commit, upon the terms and subject to the conditions hereinafter set forth, to purchase up to a specified aggregate dollar amount of Shares ("Capital Commitment") as set forth on the signature page hereof;

          NOW, THEREFORE, for and in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:


1.   SUBSCRIPTION FOR SHARES AND REPRESENTATIONS AND AGREEMENTS OF SUBSCRIBER

          1.1 The Subscriber hereby acknowledges that (a) it was organized solely for the purpose of investing in the Trust; and (b) by executing this Agreement, the Subscriber irrevocably commits, upon the terms and subject to the conditions hereinafter set forth, to purchase up to the aggregate amount (net of cash distributions of capital from the Trust to the Subscriber) of Shares of the Trust as set forth upon the signature page hereof.

          1.2    The initial closing is expected to occur on or about
January 6, 1995 (the "Initial Closing"), although the Initial Closing may occur on any date, prior to March 31, 1995, after which at least $200 million of total capital commitments ("Total Trust Commitments") have been secured from
all investors in the Trust.   Subsequent closings may be held on or before
March 31, 1995.

          1.3    As summarized in the Confidential Private Placement
Memorandum dated December 21, 1994 (the "Memorandum"), pursuant to and subject to all of the terms of the Trust's Declaration of Trust, as amended from time to time (the "Declaration"), and the Subscriber's Declaration of Trust, as amended from time to time (the "Subscriber's Declaration"), under certain circumstances following a Trigger Notification Date (as defined in the Declaration), each shareholder of the Subscriber will be given the right to cancel its unfunded Capital Commitment (as defined in the Subscriber's Declaration) and, if so approved by holders of a majority of the Trust's shares, all unfunded Capital Commitments will be cancelled and, if so approved, the Trust and each investment company investing in the Trust (each a "Fund" and collectively, the "Funds") will terminate and promptly wind up their affairs. In addition, pursuant to and subject to all of the terms of the Declaration, all unfunded Capital Commitments will be cancelled and the Trust and each Fund will terminate and promptly wind up their affairs at any time if so approved by holders of 75% of the Trust's shares. Subject to the foregoing, the period during which the Capital Commitment may be drawn down by the Trust (the "Commitment Period") will


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expire on the third anniversary of the Initial Closing; provided, however, that the Advisor, upon approval by holders of a majority of the outstanding shares of beneficial interest of the Trust, may extend the Commitment Period for up to one additional year if (i) at least 50% of the Total Trust Commitments have been drawn down and invested prior to such expiration date and (ii) the Advisor determines, in its reasonable judgment, that sufficient opportunities exist to deploy the unused Total Trust Commitments during the extension period.

          1.4 Undrawn Capital Commitments by the Subscriber and each other Fund may be called by the Trust during the Commitment Period in any amount not less than $10 million in the aggregate; provided that each such capital call to the Subscriber and the Funds shall be expressed as a pro rata percentage of the Subscriber's and each Fund's undrawn Capital Commitment to the Trust.

          1.5 In order to make a capital call on the Subscriber, the Trust must provide at least 14 days prior written notice of the amount of the call (both as a percentage of the unpaid portion of the Subscriber's Capital Commitment and as a dollar amount) and the date (no sooner than 14 days following the capital call) on which immediately available funds must be received by the Trust. Upon receipt of funds pursuant to a call, the Trust will issue in the name of and for the account of the Subscriber that number of full and fractional Shares having an aggregate net asset value equal to the amount of the capital call from the Subscriber as determined by the Trust at any time within 48 hours, excluding Saturdays, Sundays and holidays on which banks in the City of New York or the New York Stock Exchange are not open for business, prior to the date of such issuance. Upon the Subscriber's payment to the Trust pursuant to a capital call, the Subscriber's undrawn Capital Commitment shall be reduced by the amount of such payment; provided, however, that the Subscriber's undrawn Capital Commitment shall be increased (but not in excess of the original amount) by any cash distributions of capital from the Trust to the Subscriber during the Commitment Period. At or prior to the date of each capital call, the Trust will advise the Subscriber of the total amount of such Subscriber's undrawn Capital Commitment, together with details of any return of capital subsequent to the previous capital call. If the Subscriber does not receive from one or more of its subscribers the entire amount of the capital call made by the Subscriber in order to satisfy the Trust's capital call, the Subscriber will reduce its payment to the Trust accordingly and will not borrow funds or use funds on hand to satisfy the missing portion of the Trust's capital call.

          1.6 If the Subscriber fails to pay the full amount of a capital call by the date specified in the notice, the Trust will send a second notice of such call. If the Subscriber fails to pay the full amount of such capital call in immediately available funds on or prior to 5:30 p.m. on the 14th day (the "Default Date") after the date of such second notice, the Trust shall be entitled at any time prior to the 120th day after the Default Date to repurchase, retire and cancel the same number of its Shares from the Subscriber as the number of shares of the Subscriber previously repurchased by the Subscriber pursuant to a parallel repurchase right, at a price per Share equal to the price per share of the Subscriber paid by the Subscriber. Other than as set forth in this Section 1.6, the Trust shall not purchase, redeem or otherwise acquire its Shares.

          1.7 If this Agreement is accepted by the Trust after the date on which the Trust receives funds in satisfaction of its first capital call (the "Initial Funding Date"), the Trust will specify in such acceptance, and the Trust will specify in a written notice to each other subscriber that has a Capital Commitment expressed as a percentage of the Total Trust Commitments, the amount that the new Subscriber and each such percentage subscriber, respectively, shall pay in immediately available funds within 14 days after such acceptance or notice, which amount shall be sufficient to permit all future capital calls to be made on a pro rata basis; provided that the Trust will accept new or additional subscriptions no more frequently than biweekly after the Initial Funding Date. Payments due will not be treated as capital calls subject to the minimum as set forth in Section 1.4.

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          1.8    The Subscriber understands and acknowledges (i) that
the Subscriber must bear the economic risk of his investment in the Shares;
(ii) that the Shares have not been registered under the Securities Act of 1933 (the "1933 Act") or any state or foreign securities laws, that the Trust has no intention of doing so and that the Subscriber has no right to require it to do so and that therefore such Shares cannot be resold or transferred unless they are subsequently registered under the 1933 Act and applicable state laws or unless an exemption from such registration is available; (iii) that the Subscriber is purchasing the Shares for investment purposes only for the account of the Subscriber and not with any view toward a distribution thereof;
(iv) that the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares which the Subscriber hereby subscribes to purchase or any part thereof or interest therein, and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement; (v) that the Subscriber understands that, except as otherwise provided in the Declaration, the Shares cannot be transferred without the prior written consent of the Trust; (vi) that there will be no public market for the Shares; (vii) that any disposition of the Shares or any interest therein may result in unfavorable tax consequences to the Subscriber; and (viii) that this Agreement represents an interest in Shares and is subject to the foregoing to the same extent as the Shares.

          1.9 The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that (i) the Trust has no operating history;
(ii) an investment in the Trust is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Trust and the Shares; (iii) the Subscriber may not be able to dispose of his investment; (iv) transferability of the Shares is extremely limited and (v) in the event of a disposition, the Subscriber could sustain the loss of his entire investment.

          1.10 The Subscriber represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by the responses to the questions contained in
Section 6 hereof.

          1.11 The Subscriber hereby represents that he has been afforded the opportunity to ask questions of and obtain additional information concerning the terms and conditions of the offering of the Shares or to verify the information contained in the Confidential Private Placement Memorandum dated December 21, 1994, as supplemented from time to time, and the appendices thereto (collectively, the "Offering Documents") or otherwise relative to the Trust, to the extent that the officers and representatives of the Trust possess such information or can acquire it without unreasonable effort or expense. All such questions if asked have been answered satisfactorily and all such information provided has been found to be fully satisfactory.

          1.12 The Subscriber hereby represents that the Subscriber has received, reviewed carefully and understands fully the Offering Documents. The Subscriber has evaluated the risks of investing in the Shares, and has determined that the Shares are a suitable investment for the Subscriber. The Subscriber can bear the economic risk of this investment and can afford a complete loss of his investment. In evaluating the suitability of an investment in the Shares, the Subscriber has not relied upon any representations or other information (whether oral or written) other than as set forth in the Offering Documents, and independent investigations made by the Subscriber or representative(s) of the Subscriber or the investors in the Subscriber.

          1.13 The Subscriber hereby acknowledges that the offering of the Shares has not been reviewed, endorsed or recommended by the United States Securities and Exchange Commission (the "Commission") or any state or foreign regulatory authority and that no federal, state or foreign authority has made any finding or determination as to the fairness of the offering of the Shares.

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          1.14   The Subscriber understands that there is no market
for the Shares and that no market is expected to develop for the Shares. The Subscriber hereby agrees that it will not dispose of an interest in this Agreement or any of the Shares purchased pursuant hereto (including by way of sale, transfer, assignment, pledge, hypothecation or any other means) other than in accordance with the provisions set forth in the Declaration (which provisions are summarized in the Memorandum).

          1.15 Any information which the Subscriber has furnished to the Trust in Section 6 or on the signature page hereof, is correct and complete as of the date of this Agreement and if there should be any material change prior to the Initial Closing in such information or in any representation or warranty made by the Subscriber herein, the Subscriber will immediately furnish such revised or corrected information to the Trust.

          1.16 The Subscriber hereby represents that the address or the addresses of the Subscriber furnished by him on the signature page hereof is the undersigned's principal residence if he is a natural person or its principal business address or addresses if it is a corporation or other entity.

          1.17 The representations, warranties, agreements, undertakings and acknowledgements made by the Subscriber in this Agreement (the "Covered Items") are made with the intent that they be relied upon by the Trust in determining the Subscriber's suitability as a purchaser of the Shares, and shall survive any such purchase. The Subscriber recognizes that the offer of the Shares to him was made in reliance upon his representations and warranties and the acknowledgments and agreements set forth herein, and hereby agrees to indemnify, to the extent of the Subscriber's undrawn Capital Commitment and the Subscriber's interest in the Trust (which shall be the maximum indemnification liability of the Subscriber for all purposes hereof), the Trust, the Advisor and each of their respective Affiliates (as defined in the Declaration), and to hold each of them harmless against, all liabilities, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the Shares by the Subscriber in violation of the registration requirements of the 1933 Act (or other applicable law) or any material misrepresentation or material breach by the Subscriber of the Covered Items.


2.  REPRESENTATIONS BY, AND COVENANTS OF, THE ADVISOR AND THE TRUST

          2.1 As of the Initial Closing, the Advisor, and as of each subsequent closing date, the date of notice of each call and the date of each sale of Shares by the Trust (each, a "Subsequent Date"), the Advisor (but only to the best of its knowledge insofar as the Trust is concerned) and the Trust (but solely as to the Trust and the Funds other than the Subscriber and not as to the Advisor) represent, warrant and, where applicable, covenant that
(A) the Trust has been duly organized, and is subsisting and in good standing, as a business trust under the laws of the State of Delaware and has the requisite power and authority to conduct its business as described in the Offering Documents and the Declaration and (B) each of the Declaration, the Declaration of Trust of each of the Funds, the Investment Advisory Agreement (the "Advisory Agreement") in effect between the Trust and the Advisor, this Agreement, the other subscription agreements with respect to the Trust and each Fund and any other documents executed and delivered by the Trust, the Funds, their respective Trustees or the Advisor in connection therewith or herewith have been duly authorized, executed and delivered by such persons, and are the legal, valid and binding obligations of such persons enforceable in accordance with their respective terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


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          2.2    As of the Initial Closing and as of each Subsequent
Date, the Advisor represents, warrants and, where applicable, covenants that it has been duly organized, and is subsisting and in good standing, under the laws of the state of its organization and has the requisite power and authority to enter into and perform its obligations under the Advisory Agreement.

          2.3 As of the Initial Closing, the Advisor, and as of each Subsequent Date, the Advisor and the Trust represent, warrant and, where applicable, covenant that the Shares have been duly and validly authorized and, when delivered and paid for in accordance with this Agreement, will be duly and validly issued units of beneficial interest in the Trust and that the Subscriber shall be entitled to all the benefits of a beneficial owner of the Trust under the Declaration and the Delaware Act (as defined in the Declaration).

          2.4 As of the Initial Closing, the Advisor represents and warrants that the Trust is duly qualified to do business and is in good standing in the State of New York and is not required by virtue of the conduct of its business to be qualified as a foreign corporation in any other jurisdiction.

          2.5 As of the Initial Closing, the Advisor, and as of each Subsequent Date, the Advisor, to the extent within its control, and the Trust represent, warrant and, where applicable, covenant that the Trust will use the proceeds from the sale of the Shares solely to invest in a manner consistent with the Offering Documents and to pay the Trust's expenses.

          2.6 As of the Initial Closing, the Advisor, and as of each Subsequent Date, the Advisor, to the extent within its control, and the Trust represent, warrant and, where applicable, covenant that commencing on the Initial Funding Date, the Trust will (i) be an investment company within the meaning of the Investment Company Act of 1940 (the "1940 Act") and be registered as such under the 1940 Act and (ii) qualify for and be entitled to receive the special tax treatment afforded a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Without limiting the generality of the foregoing, to the extent within the control of the Advisor, commencing on the Initial Funding Date, the Trust will have outstanding securities (other than short-term paper) beneficially owned by more than 100 persons as determined in accordance with provisions of Section 3(c)(1) of the 1940 Act and the Trust will not be a company described in Sections 3(c)(5) and/or 3(c)(6) of the 1940 Act.

          2.7 As of the Initial Closing, the Advisor, and as of each Subsequent Date, the Advisor (to the best of its knowledge insofar as the Trust and any Fund is concerned) and the Trust (but solely as to the Trust and the Funds other than the Subscriber and not as to the Advisor), to the best of its knowledge, represent, warrant and, where applicable, covenant that neither the Trust, any Fund, nor the Advisor is in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in the Declaration or the Declaration of Trust of each respective Fund, or in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which any such person is a party or by which any thereof is bound or to which the properties of any thereof are subject, nor is any such person in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of such person or impair such person's ability to carry out its obligations under this Agreement, any subscription agreement with respect to any Fund, the Declaration or the Declaration of Trust of each respective Fund, as the case may be, or impair the Advisor's ability to carry out its obligations under the Advisory Agreement.

          2.8 As of the Initial Closing, the Advisor, and as of each Subsequent Date, the Advisor, and the Trust (but solely as to the Trust and the Funds other than the Subscriber and not as to the Advisor), represent,

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warrant and, where applicable, covenant that there is no litigation, investigation, or other proceeding pending or, to the best of its or their knowledge, threatened against the Trust, each Fund, the Advisor or any of their respective Affiliates (excluding from such term solely for this purpose any investor in the Trust or in any Fund other than the Advisor or its Affiliates) which, if adversely determined, would materially adversely affect the business or financial condition of the Trust, each Fund or the Advisor or the ability of such person to carry out its obligations under this Agreement, any subscription agreement with respect to each Fund, the Declaration or the Declaration of Trust of each Fund, as the case may be, or impair the Advisor's ability to carry out its obligations under the Advisory Agreement.

          2.9 As of the Initial Closing, the Advisor, and as of each Subsequent Date, the Advisor, to the best its knowledge, and the Trust, to the best of its knowledge, represent, warrant and, where applicable, covenant that neither the Trust nor any person acting on its behalf has taken any actions that would subject the issuance and sale of the Shares to the registration and prospectus delivery provisions of the 1933 Act.

          2.10 As of the Initial Closing, the Advisor, and as of each Subsequent Date occuring on or prior to March 31, 1995, the Advisor, and the Trust represent, warrant and, where applicable, covenant that the Offering Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they are or were made.

          2.11 As of the Initial Closing, the Advisor, and as of each Subsequent Date, the Advisor and the Trust represent, warrant and, where applicable, covenant that if, in connection with the sale of shares in the Trust, the Trust or the Advisor or an Affiliate of either offers any rights or benefits to or for the benefit of the purchaser of such shares, rights or benefits no less favorable than those offered to or for the benefit of such purchaser shall be offered to the Subscriber.

          2.12   As of the Initial Closing and as of each Subsequent
Date, the Advisor represents, warrants and, where applicable, covenants that the Subscriber has been provided true, complete and correct copies or forms of all letters, agreements, undertakings and other documents by and among the Trust or the Advisor or an Affiliate thereof relative to any such person's purchase of shares of the Trust or any terms, conditions, operations, obligations or other understandings affecting such Trust.

          2.13   As of the Initial Closing and as of each Subsequent
Date, the Advisor represents, warrants and, where applicable, covenants that the Advisor will reimburse the Trust, BlackRock Capital Finance, and the Funds for, or cause to be paid on behalf of the Trust, BlackRock Capital Finance and the Funds, each such entity's allocable share of the aggregate offering and organizational expenses of the Trust, BlackRock Capital Finance and the Funds in excess of $750,000.

          2.14 The Advisor and/or the Trust, as the case may be, acknowledges that the representations, warranties and covenants made by the Advisor and/or the Trust, as the case may be, are made with the intent that they be relied upon by the Subscriber in committing to purchase and in purchasing Shares and shall survive any such purchase and that the commitment to purchase, and each purchase of, Shares by the Subscriber was and will be made in reliance upon the representations, warranties and covenants set forth herein. To the extent such representations, warranties and covenants are made by the Advisor and the Trust, they are made jointly and severally: provided, however, that if the Subscriber brings action against only the Trust or only the Advisor, the defending party may implead or seek contribution from the other and the other will, in addition to any liability or contribution imposed, be liable to the defending party for the incremental costs incurred by the defending party in connection with such impleader or contribution proceeding if
(a) the other is found to be responsible for 25%


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or more of the aggregate recovery, (b) the other is found to be responsible for
$1,250,000 or more or (c) the defending party is found to be not responsible for any amount and the other is found to be responsible for some amount. The Advisor hereby agrees to indemnify, to the extent of the dollar amount of the Subscriber's Capital Commitment (which shall be the maximum indemnification liability of the Advisor for all purposes hereof), the Subscriber and any Affiliates, and to hold each of them harmless against liabilities, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the Shares by the Trust or the Advisor (or any Affiliate of the Advisor) in violation of the registration requirements of the 1933 Act (or other applicable law) or any material misrepresentation or material breach by the Advisor of its representations, warranties and covenants made herein.



3.    Closing Conditions

             3.1 The Subscriber's obligations hereunder are subject to the fulfillment (or waiver by the Subscriber), prior to or at the time of the Initial Closing, of the following conditions:

                    (a) The representations and warranties set forth herein on the part of the Advisor shall be true and correct as if made on and as of the time of the Initial Closing.

                    (b) The Initial Closing shall have occurred not later than March 31, 1995; the Total Trust Commitments at the time of the Initial Closing shall be at least $200 million and the Total Trust Commitments shall include a capital commitment on the part of the Advisor (either directly or through one or more affiliates) to one or more of the Subscriber and the Funds in an aggregate amount equal to the lesser of 5% of the Total Trust Commitments and $27 million.

                    (c) The certificate of trust with respect to the Trust shall have been duly filed in the Office of the Secretary of State of the State of Delaware.

                    (d) The Advisor shall have executed and delivered to the Subscriber a certificate satisfactory in form and substance to the Subscriber certifying the fulfillment of the conditions specified in clauses
(a) through (c) above.

                    (e) The Subscriber shall have received opinions dated the date of the Initial Closing from Skadden, Arps, Slate, Meagher & Flom in substantially the form attached hereto as Schedule 1.

             3.2 If at the Initial Closing the Advisor fails to tender to the Subscriber the documents specified herein which are required to be delivered to the Subscriber at the Initial Closing or if any of the conditions specified in Section 3.1 above shall not have been fulfilled, the Subscriber shall, at its election, be relieved of all further obligations under this Agreement.


4.    MISCELLANEOUS

             4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by facsimile with written confirmation of receipt and a copy of the notice sent by overnight courier or if delivered by hand against written receipt therefor, addressed to BlackRock Asset Investors, c/o BFM Advisory L.P., 345 Park Avenue, New York, New York 10154, Attention: Ralph L. Schlosstein, President (Fax:

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212-754-8760), BlackRock Financial Management L.P., 345 Park Avenue, New York,
New York 10154, Attention: Ralph L. Schlosstein, President, (Fax: 212-754-8760) or to the Subscriber at his address or facsimile number indicated on the signature page of this Agreement, or in either case such other person or address as shall have been given by notice to the other party. Notices shall be deemed to have been given on the date sent or delivered by hand in accordance with the provisions set forth in this Section 4.1.

             4.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto and approved by those persons owning or committed to purchase shares issued or to be issued by the Subscribers, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by such parties and approved by such persons.

             4.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement and any other agreements referred to herein sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to such subject matter. This Agreement may not be assigned without the prior written consent of each party hereto or the successor to substantially all of the business of any such person.

             4.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided and shall survive the insolvency, merger, consolidation, share exchange, sale of assets and the death or disability of the Subscriber; provided, however, if within 14 days of the Trust's acknowledged receipt of the Subscription Agreement, the Subscription Agreement is not accepted by the Trust and the Advisor and an accepted copy is not delivered to the Subscriber, the Subscription Agreement shall be of no further force and effect unless the Subscriber agrees in writing to an extension of such 14 day period.

             4.5 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law.

             4.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

             4.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

             4.7 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.


5.    NOTICE TO CERTAIN STATE RESIDENTS

             5.1 In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority in any jurisdiction. Furthermore the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.


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             5.2    These securities are subject to restrictions on
transferability and resale and may not be transferred or resold except as permitted under the 1933 Act, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment.

             5.3 The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

             5.4 Florida Residents: Where sales are made to five or more persons in Florida (excluding certain institutional purchasers described in section 517.061(7) of the Florida Securities and Investor Protection Act) (the "Act"), any such sale made pursuant to section 517.061(11) of the Act shall be voidable by the purchaser either within three days after the first tender of consideration is made by such purchaser to the issuer, or an agent of the issuer, or an escrow agent or within three days after the availability of that privilege is communicated to such purchaser, whichever occurs later.

             5.5 New Hampshire Residents: Neither the fact that a registration statement or an application for license has been filed under Chapter 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualification of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

             5.6 Pennsylvania Residents: If a purchaser is a resident of the Commonwealth of Pennsylvania, he acknowledges and agrees that (a) the securities purchased by such purchaser cannot be sold for a period of twelve
(12) months from the date of purchase, except as permitted under section
204.011 of the Pennsylvania Securities Regulations, and (b) pursuant to section 207(M) of the Pennsylvania Securities Act, each Pennsylvania resident who accepts an offer to purchase securities exempted from registration under section 203(D) of the Pennsylvania Securities Act directly from an issuer or an affiliate of an issuer has the right to withdraw his acceptance without incurring any liability to the seller, underwriter, if any, or any other person within two (2) business days from the date of receipt by the issuer of his written binding contract of purchase or, in the case of a transaction in which there is no written binding contract of purchase, within two (2) business days after he makes the initial payment for the securities being offered.

6.   CONFIDENTIAL INVESTOR QUESTIONNAIRE

          The Subscriber represents and warrants that the purchaser of the Shares comes within each category marked below, and that for any category marked, he or she has truthfully set forth the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish such additional information as is reasonably necessary in order for the Trust or the Advisor to verify the answers set forth below.

Please mark each applicable box

[ ]     a.   The undersigned is an individual (not a partnership,
             corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $ 1,000,000.

                   Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the appraised fair market value of such property less debt secured by such property.

[ ]     b.  The undersigned is an individual (not a partnership,
            corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

[ ]     c.  The undersigned is a director or executive officer of the Trust which is issuing and selling the Shares.

[ ]     d.  The undersigned is a bank; a savings and loan association, insurance company, registered investment company; registered business development company; licensed small business investment company ("SBIC"); a plan established and maintained by a state, its political subdivisions, on any agency on instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.


            _______________________________________________________________

            _______________________________________________________________
            (describe entity)

[ ]        e.    The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;


                 _______________________________________________________________

                 _______________________________________________________________
                 (describe entity)

[ ]        f.    The undersigned is a corporation, partnership, Massachusetts or other business trust, or a non-profit organization within the meaning of Section 501 (c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000;


                 _______________________________________________________________

                 _______________________________________________________________
                 (describe entity)

[ ]        g.    The undersigned is a trust with total assets in excess of
                 $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a "sophisticated person" as defined in Regulation 506(b)(2)(ii). Such
                 "sophisticated person" has the knowledge and experience in financial and business matters to capably evaluate the merits and risks of the prospective investment.

[ ]        h.    The undersigned is an entity all the equity owners of which are
                 "accredited investors" within one or more of the above categories.


                 _______________________________________________________________

                 _______________________________________________________________
                 (describe entity)

[ ]        i.    The undersigned is not within any of the categories above and is therefore a nonaccredited investor.

[ ]        j.    The undersigned is (i) an individual or company whose
                 subscription is for at least $500,000 or (ii) an individual or company whose net worth at the time of entering into such person's or company's subscription agreement is at least
                 $1,000,000. For this purpose, the term "company" generally means a corporation, partnership, association, joint-stock company, trust, or any organized group of persons (which may include a contractual arrangement), whether incorporated or not, or any receiver, trustee in bankruptcy or liquidating agent for any of the foregoing. However, the term "company" does not include a registered investment company, a business development company as defined in Section 202(a)(22) of the Investment Advisors
                 Act of 1940 (which would include a registered business development company) or any "company" which would be required to register as an investment company except by virtue of the operation of Section 3(c)(1) of the Investment Company Act of 1940 unless each of such company's equity holders satisfies the requirements of clause (i) or (ii) above (taking into account the definition of company used in such clauses).

THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE OF THE FOREGOING
REPRESENTATIONS, AND THEY ARE MADE WITH THE INTENTION THAT THE TRUST WILL RELY ON THEM.

7.     MANNER IN WHICH TITLE TO BE HELD (check one)

a.     [ ]   Individual Ownership
b.     [ ]   Community Property
c.     [ ]   Joint Tenant with Right of Survivorship (both parties must sign)
d.     [ ]   Partnership*
e.     [ ]   Tenants in Common
f.     [ ]   Corporation*
g.     [ ]   Trust*
h.     [ ]   Other

* If Shares are being subscribed for by an entity other than an individual, please complete Exhibit A, B or C, as applicable, which are attached.

Capital Commitment (please fill in (a) and (b) below): The minimum Capital Commitment is the lesser of (x) $100 million or (y) 16.67% of the Trust's maximum amount of Capital Commitments ($600 million).

                   (a)  $________________ million

                   (b) _________________% of the aggregate Capital Commitments of the Trust, subject to a maximum of $_________________ million


                         BlackRock Fund Investors III
        --------------------------------------------------------------
                 Name(s) Exactly as to Appear on Stock Register

               By:  __________________________________________________
                    Name:   Wesley R. Edens
                    Title:  Chief Operating Officer

                              BlackRock Fund Investors III
               -------------------------------------------------------
                              Name Typed or Printed

                              345 Park Avenue
               -------------------------------------------------------
                              Business Address

                              New York, New York
               -------------------------------------------------------

                                      10154
               -------------------------------------------------------
                              City. State and Zip Code

                              (212) 754-5560
               -------------------------------------------------------
                                     Telephone


                              (212) 935-1370
               -------------------------------------------------------
                                     Facsimile Number

                                  applied for
               -------------------------------------------------------
                            Tax Identification Number

 Dated:  _________________, 199_

This Subscription Agreement is agreed to and accepted as of ________ __, 1995

       BlackRock Asset Investors

       By:  ____________________________________________
            Name:   Wesley R. Edens
            Title:  Chief Operating Officer

       BlackRock Financial Management L.P.

       By:  ____________________________________________
            Name:   Ralph L. Schlosstein
            Title:  President

                                   EXHIBIT A

                         CERTIFICATE OF TRUST INVESTOR


CERTIFICATE OF               BlackRock Fund Investors III          (the "Fund")
               ----------------------------------------------------------------
                      (Name of Trust or Custodial Relationship)

         The undersigned, an officer of the Fund, hereby certifies as follows:

         1. That the Fund was established pursuant to a Declaration of Trust dated ________ __, 1995 (the "Agreement").

         2. That as of the date hereof, the Agreement has not been revoked and is still in full force and effect.

         3. That Laurence D. Fink, Ralph L. Schlosstein, Wesley R. Edens, Henry Gabbay and Susan L. Wagner is each authorized to execute, on behalf of the Fund, any and all documents in connection with the Fund's investment in the Trust.

         IN WITNESS WHEREOF, I have executed this certificate as an officer of the Fund authorized to execute this certificate this __ day of _________________, 199_, and declared that it is truthful and correct.



                                          BlackRock Fund Investors III
                                 ____________________________________________
                                   (Name of Trust or Custodial Relationship)





                                 By:____________________________________________
                                    Name:   Wesley R. Edens
                                    Title:  Chief Operating Officer